EXHIBIT NO. 99.(j) 3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix K – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated June 27, 2025, and each included in this Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A, File No. 333-278691) of MFS Active Exchange Traded Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated April 14, 2025, with respect to the financial statements and financial highlights of MFS Active Core Plus Bond ETF, MFS Active Growth ETF, MFS Active International ETF, MFS Active Intermediate Muni Bond ETF, and MFS Active Value ETF (each a series of MFS Active Exchange Traded Funds Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended February 28, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Boston, Massachusetts

June 25, 2025